                                                                  Exhibit 2.1(b)

                         AMENDMENT TO PURCHASE AGREEMENT

     THIS AMENDMENT TO PURCHASE AGREEMENT (the "Amendment"), is entered into effective as of December 21, 2001, by and among Franklin Covey Co., a Utah corporation ("FCC"), Franklin Covey Canada, Ltd., an Ontario corporation ("FC Canada") (FCC and FC Canada are collectively referred to herein as "Sellers" and sometimes individually referred to herein as a "Seller") and School Specialty, Inc. a Wisconsin corporation ("SSI"), and 3956831 Canada, Inc., a Canadian federal corporation ("SSI Canada")(SSI and SSI Canada are collectively referred to as the "Buyers" and sometimes individually referred to herein as a "Buyer"). For the purpose of this Amendment, Premier Agendas, Inc. a Washington corporation shall be known as "Premier Agendas" and Premier School Agendas Ltd. Agendas Scolaire Premier Ltee, a corporation incorporated under the Canadian Business Corporations Act and registered to do business in British Columbia shall be known as "PSA".

                                    RECITALS

     WHEREAS, Sellers and Buyers are parties to that certain Purchase Agreement dated as of November 13, 2001 (the "Agreement"); and

     WHEREAS, the parties desire to amend the Agreement as follows.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually promise and agree as follows:

     1. Defined Terms. Capitalized terms used herein shall have the meanings
        -------------
assigned in the Agreement, unless otherwise defined herein or if the context clearly indicates otherwise.

     2. Amendment to Section 1.5. Section 1.5 shall be amended and restated as
        ------------------------
follows:

     1.5  WORKING CAPITAL PAYMENTS. In addition to the amounts due under Section
     1.2 (a) herein, the Sellers, operating the business of the Acquired Companies in the Ordinary Course of Business, shall have the right (i) up through and including the Closing Date, to withdraw all cash in accounts of the Acquired Companies, and (ii) on the Closing Date, to withdraw the lesser of (a) Twelve Million Nine Hundred Thousand Dollars ($12,900,000.00) or (b) the amount of the Combined Working Capital, determined in accordance with GAAP, as of the Closing Date (the "Working Capital Payment"). In no event shall the Acquired Companies' line of credit balance exceed $0.00 as of the Closing Date and in no event shall the Combined Working Capital be less than $0.00 as of the Closing Date. The amount by which the Working Capital Payment exceeds the cash balance of the Acquired Companies as of the Closing Date, if any, shall then be tendered from SSI to FCC in the form of a promissory note dated as of the Closing Date (but delivered to FCC by SSI at the time of the delivery by FCC of the Closing Balance Sheet under Section 1.6(a), below and subject to the adjustments set forth in Section 1.6(c), below, if any), which shall be due six (6) months from the Closing Date and which shall bear an interest rate of two percent (2%) plus LIBOR as of the Closing Date (the "Working Capital Note"). All interest and principal under this note shall be due upon its maturity. All other payments and distributions not defined in this Section 1.5 or elsewhere in this Agreement made from the Acquired Companies to the Sellers from the date of this Agreement through the Closing Date shall be prohibited.

     3. Amendment to Section 1.6(a). Section 1.6(a) shall be amended and
        ---------------------------
restated as follows:

                    (a) Within fifteen (15) business days following the Closing
               Date, Sellers shall prepare and deliver to Buyers a combined balance sheet effective as of the Closing Date (the "Closing Balance Sheet"), and a related combined statement of income for the period beginning September 1, 2001 and ending as of the Closing Date, of the Acquired Companies, showing the final status of all assets and liabilities (including Combined Working Capital, but excluding all assets and liabilities related to the Adult Leadership Training Program) as of the Closing Date and the results of its operations for the periods then ended, all prepared in accordance with GAAP. The Closing Balance Sheet shall be reviewed by the Buyers and, if the Buyers have any objections to the Closing Balance Sheet, Buyers and Sellers shall work reasonably and in good faith to resolve such objections.

     4. Amendment to Section 2.14. The following sentence shall be added to end
        -------------------------
of Section 2.14:

     "Prior to Closing, Premier Agendas shall assign and transfer sponsorship of the Premier Agendas, Inc. 401(k) Plan (the "401(k) Plan") to FCC, and FCC shall accept and assume sponsorship of the 401(k) Plan. Thereafter, neither Premier Agendas nor its employees shall be designated as a plan administrator of the 401(k) Plan, Premier Agendas shall not be designated as a plan fiduciary, and any Premier Agenda employee serving as a 401(k) Plan fiduciary at the time of Closing shall resign such position in accordance with the terms of the plan. Notwithstanding the foregoing, following Closing Buyer shall: (i) provide and cause Premier Agendas to provide to the Sellers, following reasonable notice, access to and copies of such records, generated prior to the Closing Date, and access to consult with such employees as may be reasonably requested by Sellers in connection with the Sellers administration, winding up and termination of the 401(k) Plan by Sellers; and (ii) cause Premier Agendas to retain all currently existing records relevant to the prior administration of the 401(k) Plan (including, without limitation, payroll and personnel records) for at least four years following Closing.

     5. License Agreement. The Buyers and the Sellers hereby acknowledge and
        -----------------
agree that the modified License Agreement in the form attached hereto as Exhibit 4.6(i) shall supercede and replace the form of license agreement originally attached to the Agreement.

     6. Amendment to Section 4.6. The following Sub-Sections shall be added to
        ------------------------
Section 4.6 of the Agreement as new Sub-Sections (l) and (m):

            (l) a certified copy of resolutions of the Board of Directors of Premier Agendas assigning and transferring sponsorship of Premier Agendas' 401(k) plan to FCC, and a certified copy of the resolutions of the board of directors of FCC accepting and assuming sponsorship of such plan, both effective prior to Closing; and

            (m) a Product Sales Retailer Agreement shall have been entered into between FCC and Premier Agendas in the form attached hereto as Exhibit 4.6(m).

     7. Amendment to Section 6.12. Section 6.12 shall be amended and restated as
        -------------------------
follows:

            6.12 RETAINED CLAIMS. Notwithstanding the foregoing, both prior to and after Closing, Sellers shall retain all liability with respect to, have sole authority for, and responsibility to act in the defense, settlement, or other resolution of:

            (i)    (a) Black et al v. The Premier Company and Franklin Covey
                                   -
                   Company (Civil Action No. 01-4317, pending in the Federal District Court of the Eastern District of Pennsylvania); (b) Alexander v. Premier Graphics (37 ECR 0037-01-2, pending
                             -
                   before the State of Washington Human Rights Commission (the "WHRC") and Equal Employment Opportunity Commission (the "EEOC")); (c) Carolyn Winston v. Franklin Covey Company
                                                 -
                   (EEOC charge no. 380A200199, pending before the WHRC and the
                   EEOC); (d) John Busch v. Franklin Covey Company (EEOC charge
                                         -
                   no. 380A200219, pending before the WHRC and the EEOC); (e) Patricia Narome v. Franklin Covey Co. (EEOC charge no.
                                   -
                   380A11148); (f) JoAnne Matczak v. Franklin Covey Co. (EEOC
                                                  -
                   charge no. 380A11154); (g) Henry Wiley v. Premier School
                                                          -
                   Agendas (EEOC charge no. 380A11184); (h) Roger Hanky v.
                                                                        -
                   Franklin Covey Co. (EEOC charge no. 380A11152); (i) Gretchen Brack v. Franklin Covey Co. (EEOC charge no. 380A11153); (j)
                         -
                   James Buracchiov v. Franklin Covey Co. (EEOC charge no.
                                    -
                   380A11171); (k) Mary A. Rodriguez v. Franklin Covey Co.
                                                     -
                   (EEOC charge no. 380A11207); (l) George Eves v. Franklin
                                                                -
                   Covey Co. (EEOC charge no. 380A11155); (m) John Ferguson v.
                                                                            -
                   Premier Company (EEOC charge no. 170A11479); (n) Patricia Nardone v. Premier Company (EEOC charge no. 170A11480); and
                           -
                   (o) any successor or related claims and any claims alleging unlawful discrimination in employment against any of the Sellers and/or the Acquired Companies related to periods prior to the Closing Date;

              (ii) any obligations, liabilities, damages or other claims relating to (a) the termination by Premier Agendas of the office lease in Houston, Texas, and (b) the air quality issues at such facility, including, but not limited to (x) injuries or damages suffered by employees or other third parties and (y) Texas Worker's Compensation penalties, fines, damages or any related claims against Premier Agendas for denial of Worker's Compensation coverage related to such air quality issues, all as more fully described in Part 2.11 of the Disclosure Letter, as supplemented; and

              (iii) any obligations, liabilities, damages or other claims relating to the resolution of the Quebec good standing issues of PSA for the years of 1996, 1997, 1998 and 1999, as described in Part 2.1 of the Disclosure Letter, as supplemented.

         The matters described in this Section 6.12 shall be collectively referred to as "Retained Claims." The Sellers shall have no obligation to consult with Buyers concerning, such defense, settlement, or resolution of the Retained Claims. Following Closing, Buyer shall provide to the Sellers, following reasonable notice, but without the necessity of service of legal process by Sellers, with access to such records, generated prior to the Closing Date and access to its employees as may be reasonably requested by Sellers in defense, settlement, or resolution of the Retained Claims. Because the Sellers have retained liability for all to the Retained Claims, notwithstanding any other provision of this Agreement to the contrary, and notwithstanding any requirements of GAAP there shall be no accrual of any liability on the Closing Date Balance Sheet or for purposes of calculating the Combined Working Capital of the Acquired Companies for Retained Claims Matters.

         8. Amendment to Section 8.1. Section 8.1(d) shall be amended and
            ------------------------
restated as follows:

              (d) any claim regarding the representation or warranties under Sections 2.16 (including Retained Claims) or 2.20, or covenants under Sections 2.14, 6.10 and 6.12 of this Agreement regardless of the contents of the Disclosure Letter and/or supplements thereto as same may relate to these Sections. Notwithstanding anything to the contrary herein, such information in the Disclosure Letter, as supplemented, regarding Sections 2.16 or 2.20 shall be informational only and shall not have any effect on the liability of the Sellers under the terms of this Agreement; or

         9. Amendment to Section 8.2. Section 8.2(a)(iii) shall be deleted and
            ------------------------
replaced with the following:


                    (iii) compliance issues regarding the covenants listed in
              Sections 2.14 and 6.10 of this Agreement.

        10. Definitions. The definition of Combined Working Capital shall be
            -----------
amended and restated as follows:

              "COMBINED WORKING CAPITAL" total current assets minus total current liabilities as determined on a combined basis, for the Acquired Companies in accordance with GAAP excluding the current assets and liabilities of the Adult Leadership Training Program. Notwithstanding the foregoing, the amount of reserves included in Combined Working Capital, as of the Closing Date shall be calculated in accordance with GAAP but shall not be less than the amount as recorded in the Balance Sheets of the Acquired Companies as of August 31, 2001. Further notwithstanding the foregoing current assets and current liabilities in accordance with GAAP for the purpose of determining Combined Working Capital shall not be affected by deferred Tax assets, deferred Tax liabilities, and income taxes payable/receivable.

       11. Interpretation. Nothing contained herein shall be deemed to modify,
           --------------
reduce, waive or otherwise affect any rights, benefits, or obligations of the parties hereto set forth in the Agreement. Any conflicts between the Agreement as initially drafted and this Amendment shall be construed in favor of this Amendment.

       12. Continuing Effect. Except as amended herein, the terms, provisions
           -----------------
and conditions of the Agreement shall remain in full force and effect and shall continue to govern the parties thereto.

       13. Counterparts. This Amendment may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

       IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement as of the day, month and year first above written.

                                        Franklin Covey Co.

                                        By:  /s/ Val J. Christensen
                                            -------------------------------

                                        Its: Executive Vice President
                                            -------------------------------

                                        Franklin Covey Canada Ltd.

                                        By:  /s/ Val J. Christensen
                                            -------------------------------

                                        Its:  Executive Vice President
                                            -------------------------------

                                        School Specialty, Inc.



                                        By:  /s/ Donald J. Noskowiak
                                            -------------------------------

                                        Its:  Vice President
                                            -------------------------------


                                        3956831 Canada, Inc.


                                        By:  /s/ Donald J. Noskowiak
                                            -------------------------------

                                        Its:  Secretary
                                            -------------------------------

                                  AMENDMENT TO

                         PURCHASE AGREEMENT ATTACHMENTS

          By and Among Franklin Covey Co., Franklin Quest Canada, Ltd.
                                       And
                             School Specialty, Inc.
                             Dated December 21, 2001



Revised Exhibit 4.6(i) - License Agreement

Exhibit 4.6(m) - Product Sales Retailer Agreement

                              DISCLOSURE LETTER TO

                               PURCHASE AGREEMENT

          By and Among Franklin Covey Co., Franklin Quest Canada, Ltd.
                                       And
                             School Specialty, Inc.
                             Dated November 13, 2001


Part 2.1 - Organization and Good Standing; Subsidiaries; Residence


Part 2.2 - Authority; No Conflict


Part 2.3 - Capitalization


Part 2.4 - Financial Statements and Other Information


Part 2.5 - Books and Records


Part 2.6 - Title to Properties; Encumbrances


Part 2.7 - Intellectual Property


Part 2.8 - Condition and Sufficiency of Assets


Part 2.9 - Accounts Receivable


Part 2.10 - Inventory


Part 2.11 - Undisclosed Liabilities


Part 2.12 - Taxes

Part 2.13 - No Material Adverse Effect

Part 2.14 - Employee Benefits

Part 2.15 - Compliance with Legal Requirements; Governmental Authorizations

Part 2.16 - Legal Proceedings; Orders

Part 2.17 - Absence of Certain Changes and Events

Part 2.18 - Contracts; No Defaults

Part 2.19 - Insurance

Part 2.20 - Environment and Occupational Safety and Health Matters

Part 2.21 - Employees

Part 2.22 - Labor Matters

Part 2.23 - Certain Payments

Part 2.24 - Disclosure

Part 2.25 - Relationships with Related Persons

Part 2.26 - Brokers or Finders

Part 2.27 - Canadian Securities Laws

Part 2.28 - Ownership of Stock

Part 2.29 - Execution, Delivery and Enforceability of Agreement; No Violation

Part 2.30 - Brokers or Finders

Exhibit 2.1(a) - Jurisdiction

Exhibit 2.6 - Capital Leases/Subsequently Acquired Assets

Exhibit 2.7 - USA Trademarks

Exhibit 2.8 - Real Property

Exhibit 2.12 - Listing of Income Tax Returns Filed or To Be Filed

Exhibit 2.14 - Employee Handbook

Exhibit 2.15 - Certificates of Authority and Licenses

Exhibit 2.18 - Applicable Contracts

Exhibit 2.21 - Active Employees; Terminations 8-31-01 to 11-5-01; Current Employees on Leave; Accrued PTO Balances; List of Employees with
Confidentiality/Non-Compete Agreements; Premier Employee Information; Premier - Canada Employee Listing

Exhibit 2.28 - List of Shares

                       SUPPLEMENT TO DISCLOSURE LETTER TO

                               PURCHASE AGREEMENT

          By and Among Franklin Covey Co., Franklin Quest Canada, Ltd.
                                       And
                             School Specialty, Inc.
                             Dated December 21, 2001



Part 2.1 - Organization and Good Standing; Subsidiaries; Residence

Part 2.2 - Authority; No Conflict

Part 2.3 - Capitalization

Part 2.4 - Financial Statements and Other Information

Part 2.5 - Books and Records

Part 2.6 - Title to Properties; Encumbrances

Part 2.7 - Intellectual Property

Part 2.8 - Condition and Sufficiency of Assets

Part 2.9 - Accounts Receivable

Part 2.10 - Inventory

Part 2.11 - Undisclosed Liabilities

Part 2.12 - Taxes

Part 2.13 - No Material Adverse Effect

Part 2.14 - Employee Benefits

Part 2.15 - Compliance with Legal Requirements; Governmental Authorizations

Part 2.16 - Legal Proceedings; Orders

Part 2.17 - Absence of Certain Changes and Events

Part 2.18 - Contracts; No Defaults

Part 2.19 - Insurance

Part 2.20 - Environment and Occupational Safety and Health Matters

Part 2.21 - Employees

Part 2.22 - Labor Matters

Part 2.23 - Certain Payments

Part 2.24 - Disclosure

Part 2.25 - Relationships with Related Persons

Part 2.26 - Brokers or Finders

Part 2.27 - Canadian Securities Laws

Part 2.28 - Ownership of Stock

Part 2.29 - Execution, Delivery and Enforceability of Agreement; No Violation

Part 2.30 - Brokers or Finders

Supplemental Exhibit 2.1 - Jurisdiction

Supplemental Exhibit 2.6 - Capital Leases/Subsequently Acquired Assets

Supplemental Exhibit 2.8 - Real Property

Supplemental Exhibit 2.18 - Applicable Contracts

Supplemental Exhibit 2.21 - PAI Employees